UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Mark One)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of report March 29, 2004

Commission file number 0-25135

REDDING BANCORP

(Exact name of Registrant as specified in its charter)

California	94-2823865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1951 Churn Creek Road
Redding, Bancorp	96002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. February 27, 2004 2,714,058

Item 4. Changes in Registrant’s Certifying Accountants

On March 15, 2004 Redding Bancorp determined not to renew the engagement of its independent accountants, Deloitte & Touche LLP and appointed Moss Adams LLP as its new independent accountants effective immediately. The decision not to renew the engagement of Deloitte & Touche LLP and to retain Moss Adams LLP was approved by Redding Bancorp’s Board of Directors upon the recommendation of its Audit Committee. The relationship with Deloitte & Touche LLP was dismissed by Redding Bancorp. Deloitte & Touche LLP’s report on Redding Bancorp’s 2003 financial statements was issued in February 2004, in conjunction with the filing of Redding Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2003.

During Redding Bancorp’s two most recent fiscal years through March 15, 2004, there were no disagreements between Redding Bancorp and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of Redding Bancorp & Subsidiaries as of and for the fiscal years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Deloitte & Touche LLP is attached as Exhibit 16.1.

During Redding Bancorp’s most recent fiscal year ended December 31, 2003, Redding Bancorp did not consult with Moss Adams LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

16.1 Letter of Deloitte & Touche LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2004	/s/ Linda J. Miles

By: Linda J. Miles
Executive Vice President & Chief Financial Officer

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